UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
FIRST CONNECTICUT BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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**** IMPORTANT REMINDER ****

Dear First Connecticut Bancorp, Inc. Stockholder:

By now, you should have received your proxy material for the 2018 First Connecticut Bancorp, Inc. Special Meeting of Stockholders which is scheduled to be held on September 25, 2018.  You are receiving this reminder letter because your votes were not yet processed at the time that this letter was mailed.  If you have already voted, we would like to thank you for your vote.

Your vote is extremely important.  PLEASE CAST YOUR VOTE TODAY.  The fastest and easiest way to vote is by telephone or over the Internet.  Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter.  Alternatively, you may sign and return the enclosed voting form in the envelope provided.

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY.

The Board recommends that you vote FOR proposals 1, 2, and 3. Even if you plan on attending the special meeting, we urge you to vote your shares now, so they can be tabulated prior to the special meeting.

****PLEASE VOTE TODAY****

If you sign and return the enclosed voting form without indicating your voting direction your shares will be voted FOR proposals 1, 2, and 3.

If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow Sodali LLC at 1-877-787-9239.

Thank you for your investment in First Connecticut Bancorp, Inc. and for taking the time to vote your shares.

Sincerely,

Jennifer H. Daukas
Senior Vice President, Corporate Secretary & Investor Relations Officer